CONSENT AND REAFFIRMATION
OF GUARANTORS AND PLEDGORS

Each of the undersigned (collectively referred to as the "Credit Support Providers") is a guarantor of, and/or is a pledgor of collateral for, the Borrower's obligations to the Bank under the Agreement. Each Credit Support Provider hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its respective guaranty in favor of the Bank and/or under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, remain in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although each of the undersigned has been informed of the terms of the Amendment, each understands and agrees that the Bank has no duty to so notify it or any other guarantor/pledgor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of August 13, 2020.

Credit Support Provider:

DocuSigned by:
Andrew C. Stranberg
________________________________ (Seal)
Andrew C. Stranberg, Individually